 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

  FORM 8-A

  FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF
THE SECURITIES EXCHANGE ACT OF 1934

Blue Capital Reinsurance Holdings Ltd.

(Exact Name of Registrant as Specified in its Charter)

Bermuda	98-1120002
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

94 Pitts Bay Road
Pembroke HM 08, Bermuda
P.O. Box 2079
Hamilton, Bermuda, HMHX

(Address of Principal Executive Office) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Shares, par value $1.00 per share	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-191586.

Securities to be registered pursuant to Section 12(g) of the Act: None.

ITEM 1 – DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

A description of the common shares, par value $1.00 per share, of Blue Capital Reinsurance Holdings Ltd. (the “Registrant”) to be registered hereby is set forth under the caption “Description of Share Capital” in the Registration Statement (No. 333-191586) on Form S-1 filed with the Securities and Exchange Commission (the “SEC”) on October 7, 2013, as amended, including any form of prospectus contained therein filed with the SEC pursuant to Rule 424(b) of the Securities Act of 1933, as amended, which description is incorporated herein by reference.

ITEM 2 – EXHIBITS

Not applicable.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BLUE CAPITAL REINSURANCE HOLDINGS LTD.

Date: November 1, 2013	By:	/s/ Michael S. Paquette
	Name:	Michael S. Paquette
	Title:	Interim Chief Financial Officer